CUSTODIAL AGREEMENT

by and among

MMA REALTY CAPITAL REPURCHASE SUBSIDIARY, LLC,
as the Seller

and

WACHOVIA BANK, NATIONAL ASSOCIATION,
as the Purchaser

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as the Custodian

Dated as of June 15, 2006

CUSTODIAL AGREEMENT

THIS CUSTODIAL AGREEMENT is made as of this 15th day of June, 2006 (as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time, the “Agreement”), by and among:

(1) MMA REALTY CAPITAL REPURCHASE SUBSIDIARY, LLC, a Maryland limited liability company, as the seller (together with its successors and permitted assigns and any other Person that becomes a seller under the terms of the Repurchase Documents, the “Seller”);

(2) WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (together with its successors and assigns, “Wachovia”), as the purchaser (together with its successors and permitted assigns in such capacity, the “Purchaser”); and

(3) WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (together with its successors and permitted assigns, “Wells Fargo”), as the custodian.

RECITALS

WHEREAS, the Seller, the Purchaser and the Guarantors are parties to a Mortgage Asset Purchase Agreement (together with the schedules, exhibits and annexes thereto), dated as of June 15, 2006 (as amended, modified, waived, supplemented, extended, replaced or restated from time to time, the “Repurchase Agreement”), pursuant to which the Seller and the Purchaser have agreed, subject to the terms and conditions of the Repurchase Agreement, that the Purchaser may purchase from time to time from the Seller certain Mortgage Assets, with a simultaneous agreement by the Seller to repurchase such Purchased Assets from the Purchaser on a specified date;

WHEREAS, the parties hereto desire for the Custodian to act as a custodian of the Mortgage Loan Documents and the Mortgage Asset Files and to perform certain other functions in connection therewith; and

WHEREAS, it is a condition precedent to the effectiveness of the Repurchase Agreement that the parties hereto execute and deliver this Agreement.

NOW, THEREFORE, based upon the foregoing Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms.

Unless otherwise defined above or in this Article I, capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Repurchase Agreement. As used in this Agreement and the schedules, exhibits, annexes and other attachments hereto, unless the context requires a different meaning, the following terms shall have the following meanings:

“Applicable Law”: Defined in the Repurchase Agreement.

“Asset Detail Report”: A report generated in written or electronic format by the Custodian identifying the Eligible Assets held by it under this Agreement from time to time and such other information as the Purchaser shall request from time to time.

“Asset Schedule and Exception Report”: A list delivered by the Custodian to the Purchaser on the Business Days required herein reflecting the Eligible Assets or Purchased Assets, as applicable, held by the Custodian for the benefit of the Purchaser on such Business Day, which list shall include (i) the Purchase Price for each such Eligible Asset or Purchased Asset, as applicable, (ii) the Eligible Assets being sold to the Purchaser on any applicable Purchase Date, as well as the Purchased Assets previously sold to the Purchaser and held by the Custodian hereunder, (iii) all Exceptions with respect to the Eligible Assets or Purchased Assets, as applicable, with any updates thereto from the time the last Asset Schedule and Exception Report was delivered, and (iv) upon receipt of a Request for Release from the Seller pursuant to Section 5.3 hereof, (a) shipping information, including airbill number and name and address, and (b) the number of days elapsed since the date of shipment referred to in clause (iv)(a).

“Asset Value”: Defined in the Repurchase Agreement.

“Assignment”: Defined in the Repurchase Agreement.

“Assignment of Leases”: Defined in the Repurchase Agreement.

“Assignment of Mortgage”: Defined in the Repurchase Agreement.

“Authorized Representative”: Defined in Section 11.7.

“Bailee Trust Receipt”: Defined in Annex 13 attached hereto.

“Basic Mortgage Asset Documents”: Means the following original (except as otherwise permitted in Section 3.1 below), fully executed and completed documents (in each case together with an original Assignment, an original assignment or allonge, as applicable, of each Basic Mortgage Asset Document, executed in blank (or, where permitted by Subsection 3.1(g), an original omnibus assignment executed in blank) and, as applicable, an original assignment, assignment and assumption agreement or any similar document required by the terms of the applicable Mortgage Loan Documents to effectuate an assignment of such Mortgage Asset, executed by the Seller in blank), (i) with respect to any Whole Loan, the Mortgage Note, the Mortgage, the Assignment of Mortgage, the Assignment of Leases, the Security Agreement, and, as applicable, the Pledge Agreement, the stock, certificates or other instruments representing Pledged Stock and any related stock, certificate or other similar power, (ii) with respect to any Mezzanine Loan, the Mezzanine Note, the Pledge Agreement, the stock, certificate or other instruments representing Pledged Stock, any stock, certificate or other similar power, and, as applicable, any Mortgage, Assignment of Mortgage, Assignment of Leases and Security Agreement, (iii) with respect to any Junior Interest, the Junior Interest Note and the Participation Agreement and (iv) with respect to a Bridge Loan, the Basic Mortgage Asset Documents for a Whole Loan.

“Borrower”: Defined in the Repurchase Agreement.

“Bridge Loan”: Defined in the Repurchase Agreement.

“Business Day”: Defined in the Repurchase Agreement.

“Commercial Real Estate Loan”: Defined in the Repurchase Agreement.

“Confidential Information”: Defined in Subsection 11.16(a).

“Contractual Obligation”: Defined in the Repurchase Agreement.

“Custodial Delivery Failure”: Defined in Subsection 11.2(b).

“Custodial Identification Certificate”: A duly completed custodial identification certificate delivered by the Seller to the Custodian in the form of Annex 3.

“Custodian”: Wells Fargo Bank, National Association, and its successor in interest as the custodian under this Agreement, and any Successor Custodian under this Agreement.

“Custodial Fee Letter”: Defined in the Repurchase Agreement.

“Default”: Defined in the Repurchase Agreement.

“Electronic Transmission”: Defined in the Repurchase Agreement.

“Eligible Asset”: Defined in the Repurchase Agreement.

“Equity Interests”: Defined in the Repurchase Agreement.

“Event of Default”: Defined in the Repurchase Agreement.

“Exception”: (i) With respect to any Eligible Asset, any variances from the delivery requirements of Sections 3.1 and 3.2 hereof with respect to the Mortgage Asset File (giving effect to the Seller’s right to deliver certified copies in lieu of original documents in certain circumstances provided herein) or (ii) any Mortgage Asset File that has been released from the possession of the Custodian for a period in excess of ten (10) Business Days.

“GAAP”: Defined in the Repurchase Agreement.

“Governing Documents”: Defined in the Repurchase Agreement.

“Ground Lease”: Defined in the Repurchase Agreement.

“Guarantors”: Defined in the Repurchase Agreement.

“Interest Rate Protection Agreement”: Defined in the Repurchase Agreement.

“Junior Interest”: Defined in the Repurchase Agreement.

“Junior Interest Note”: Defined in the Repurchase Agreement.

“Lost Note Affidavit”: Defined in Subsection 11.2(b).

“Major Tenant Lease”: Defined in Subsection 3.1(a).

“MBS”: Defined in Subsection 5.3(b).

“Mezzanine Loan”: Defined in the Repurchase Agreement.

“Mezzanine Note”: Defined in the Repurchase Agreement.

“Mortgage Asset”: Defined in the Repurchase Agreement.

“Mortgage Asset File”: As to each Mortgage Asset, those documents listed in Section 3.1 that are required to be delivered to the Custodian or that at any time come into the possession of the Custodian.

“Mortgage Asset File Checklist”: As to each Mortgage Asset, the document checklist in the form attached hereto as Annex 12 completed by the Seller and delivered to the Custodian.

“Mortgage Loan Documents”: With respect to a Mortgage Asset, the documents comprising the Mortgage Asset File for such Mortgage Asset.

“Mortgage Note”: Defined in the Repurchase Agreement.

“Non–Table Funded Purchased Asset”: Defined in the Repurchase Agreement.

“Originator”: With respect to each Mortgage Asset, the Person who originated such Mortgage Asset.

“Participation Agreement”: Defined in the Repurchase Agreement.

“Participation Certificate”: Defined in the Repurchase Agreement.

“Person”: Defined in the Repurchase Agreement.

“Pledge Agreement”: Any pledge agreement or similar instrument creating in favor of the Seller a security interest in all of the Equity Interests of a Borrower or other related Person under a Mortgage Asset.

“Pledged Stock: The Equity Interests of a Borrower or other related Person under a Mortgage Asset in which the Seller has a security interest pursuant to the related Pledge Agreement.

“Purchase Date”: Defined in the Repurchase Agreement.

“Purchase Price”: Defined in the Repurchase Agreement.

“Purchased Assets”: Defined in the Repurchase Agreement.

“Purchaser”: Defined in the Preamble to this Agreement.

“Purchaser Transaction”: Defined in Section 4.4.

“Purchaser Transferee”: Defined in Section 4.4.

“Rating Agency”: Defined in the Repurchase Agreement.

“Release Limit”: Defined in Section 5.1.

“Repurchase Agreement”: Defined in the Recitals.

“Repurchase Documents”: Defined in the Repurchase Agreement.

“Request for Release”: A request of the Seller in the form of Annex 5–C hereto.

“Request for Release and Receipt”: A request of the Seller in the form of Annex 5–A hereto.

“Request for Release of Documents and Receipt”: A request of the Seller in the form of Annex 5–B hereto.

“Review Procedures”: The procedures set forth on Annex 4 hereto.

“Security Agreement”: Defined in the Repurchase Agreement.

“Seller”: Defined in the Preamble of this Agreement.

“Seller Asset Schedule”: A schedule of information relating to the Eligible Assets prepared by the Seller and delivered to the Custodian and the Purchaser, via Electronic Transmission, setting forth, as to each Eligible Asset, the applicable information specified on Annex 1 to this Agreement, as such schedule is maintained by the Custodian in accordance with the terms of this Agreement.

“Seller’s Release Letter”: A letter, substantially in the form of Annex 10–A hereto, delivered by the Seller when no Warehouse Lender has an interest in an Eligible Asset, releasing, subject to the terms of the Repurchase Agreement, all of the Seller’s right, title and interest in such Eligible Asset upon receipt of the related Purchase Price by the Seller.

“Senior Interest Holder”: With respect to any Junior Interest or Mezzanine Loan, as applicable, the holder of the Commercial Real Estate Loan in which the Seller acquired the Junior Interest.

“Servicer”: Defined in the Repurchase Agreement.

“Servicing Agreement”: Defined in the Repurchase Agreement.

“SNDA’s”: Defined in Subsection 3.1(a).

“Successor Custodian”: Defined in Section 7.1.

“Table Funded Purchased Asset”: Defined in the Repurchase Agreement.

“Table Funded Trust Receipt”: A trust receipt in the form of Annex 2–B attached hereto, prepared and delivered to the Purchaser in accordance with Section 3.2 of this Agreement.

“Transaction” or “Transactions”: Defined in the Repurchase Agreement.

“Transmittal and Bailment Letter”: A duly completed transmittal and bailment letter in the form of Annex 11 hereto.

“Trust Receipt”: A trust receipt in the form of Annex 2 hereto prepared and delivered by the Custodian to the Purchaser covering all of the Purchased Assets and Eligible Assets subject to this Agreement from time to time, as reflected on the Asset Schedule and Exception Report attached thereto in accordance with Section 3.2.

“UCC Financing Statement”: A financing statement executed and filed pursuant to the UCC.

“UCC–9 Policy”: Defined in the Repurchase Agreement.

“Underlying Mortgaged Property”: Defined in the Repurchase Agreement.

“Uniform Commercial Code” or “UCC”: Defined in the Repurchase Agreement.

“Wachovia”: Defined in the Preamble of this Agreement.

“Warehouse Lender”: Any lender (a) providing financing to the Seller for the purpose of warehousing, originating or purchasing Mortgage Assets, or (b) providing financing to a party from whom the Seller is purchasing the Eligible Assets simultaneously with the purchase by the Purchaser.

“Warehouse Lender’s Release Letter”: A letter, substantially in the form of Annex 10–B hereto (or such other form acceptable to the Purchaser in its discretion), from a Warehouse Lender to the Purchaser, unconditionally releasing all of Warehouse Lender’s right, title and interest in certain Eligible Assets identified therein upon receipt of payment therefor by the Warehouse Lender.

“Wells Fargo”: Defined in the Preamble of this Agreement.

“Whole Loan”: Defined in the Repurchase Agreement.

“Wire Instructions”: The wire instructions set forth in the applicable Warehouse Lender’s Release Letter, Seller’s Release Letter or any other owner release letter received in connection with an Eligible Asset and approved by the Purchaser in its discretion.

Section 1.2 Other Terms.

All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and used but not specifically defined herein, are used herein as defined in such Article 9.

Section 1.3 Computation of Time Periods.

Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

Section 1.4	Interpretation.
In this Agreement, unless a contrary intention appears:

(i)	the singular number includes the plural number and vice versa;

(ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Agreement;

(iii)	reference to any gender includes each other gender;

(iv)	reference to day or days without further qualification means calendar days;

(v)	reference to any time means Charlotte, North Carolina time;

(vi) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended, modified, waived, supplemented, extended, restated or replaced from time to time in accordance with the terms thereof and, if applicable, the terms of the other Repurchase Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor;

(vii) reference to any Applicable Law (including any Section thereof) means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

(viii) unless otherwise expressly provided in this Agreement, reference to any notice, request, approval, consent or determination provided for, permitted or required under the terms of this Agreement with respect to the Seller, the Custodian or the Purchaser means, in order for such notice, request, approval, consent or determination to be effective hereunder, such notice, request, approval or consent must be in writing; and

(ix) reference herein or in any Repurchase Document to the Purchaser’s discretion shall mean, unless otherwise stated herein or therein, the Purchaser’s sole and absolute discretion, and the exercise of such discretion shall be final and conclusive. In addition, whenever the Purchaser has a decision or right of determination or request, exercises any right given to it to agree, disagree, accept, consent, grant waivers, take action or no action or to approve or disapprove, or any arrangement or term is to be satisfactory or acceptable to or approved by (or any similar language or terms) the Purchaser, the decision of the Purchaser with respect thereto shall be in the sole and absolute discretion of the Purchaser, and such decision shall be final and conclusive, except as may be otherwise specifically provided herein.

ARTICLE II

APPOINTMENT OF CUSTODIAN

Section 2.1 Appointment.

The Purchaser and the Seller hereby designate and appoint Wells Fargo to act as the Custodian hereunder for the benefit of the Purchaser, and Wells Fargo hereby accepts such appointment and agrees to perform the duties and obligations of the Custodian set forth herein.

ARTICLE III

DELIVERY REQUIREMENTS

Section 3.1 Mortgage Asset File Checklist; Mortgage Asset File.

The Seller shall deliver to the Custodian a Mortgage Asset File Checklist along with the following Mortgage Loan Documents pertaining to each Eligible Asset in accordance with the required delivery times set forth in Section 3.2 (each such Eligible Asset shall also be identified in the related Seller Asset Schedule):

(a) With respect to each Whole Loan:

(i) the original executed Mortgage Note, which Mortgage Note shall, (A) if the Seller is not the Originator, be endorsed (either on the face thereof or pursuant to a separate allonge) by the most recent endorsee prior to the Seller or, if none, by the Originator, without recourse, to the order of the Seller and further reflect a complete, unbroken chain of endorsement from the Originator to the Seller and (B) be accompanied by a separate allonge pursuant to which the Seller has endorsed such Mortgage Note, without recourse, in blank;

(ii) the original of the Mortgage (or a copy of such Mortgage with a certification from the Seller that the original Mortgage has been delivered for recording but has not been returned from the applicable recording office), together with (A) the originals of all intervening assignments thereof, in each case (unless the document has been sent for recording but has not been returned from the applicable recording office) with evidence of recording thereon, showing a complete chain of assignment from the Originator to the Seller, and (B) an original Assignment of Mortgage, in recordable form (except for any missing recording information with respect to such Mortgage), executed by the Seller in blank;

(iii) the original of the related Assignment of Leases if such item is a document separate from the Mortgage (or a copy of such Assignment of Leases with a certification from the Seller that the original Assignment of Leases has been delivered for recording but has not been returned from the applicable recording office), together with (A) the originals of all intervening assignments thereof (if the Assignment of Leases is separate from the Mortgage), in each case (unless the document has been sent for recording but has not been returned from the applicable recording office) with evidence of recording thereon, showing a complete chain of assignment from the Originator to the Seller, and (B) an original assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in recordable form (except for any missing recording information with respect to such Assignment of Leases), executed by the Seller in blank;

(iv) the original related Security Agreement (if such item is a document separate from the Mortgage), together with (A) the originals of all intervening assignments thereof (if such document is separate from the Mortgage) showing a complete chain of assignment from the Originator to the Seller, and (B) an original assignment of any related Security Agreement (if such item is a document separate from the Mortgage), executed by the Seller in blank;

(v) the original of each assumption, modification, consolidation or restatement agreement, in those instances where the terms or provisions of the Mortgage, Mortgage Note or other loan documents for the subject Mortgage Asset have been assumed, modified, consolidated or restated, in each case (unless the particular item has been sent for recording but has not been returned from the applicable recording office) with evidence of recording thereon if the instrument being modified, assumed, consolidated or restated is a recordable document, together with (A) the originals of all intervening assignments thereof, in each case (unless the particular item has been sent for recording but has not been returned by the applicable recording office) with evidence of recording thereon if the instrument being modified, assumed, consolidated or restated is a recordable document, showing a complete chain of assignment from the Originator to the Seller, and (B) an original assignment, in recordable form, if applicable, except for any recording information, executed by the Seller in blank;

(vi) the original of the lender’s title insurance policy (or, to the extent the same has not been issued yet, a pro–forma title policy or a marked–up commitment for title insurance, in each case marked as binding and countersigned or evidenced as binding by an escrow letter or closing instructions signed by the applicable title company or agent), which policy shall include appropriate endorsements typically obtained by mortgage lenders with respect to other mortgage assets that are similar to the Mortgage Asset (to the extent available in the application jurisdiction) and insure the Originator or the Seller and its successors and assigns, together with copies of all recorded title exception documents affecting the Underlying Mortgaged Property;

(vii) a copy of the UCC financing statement(s) covering (A) the Borrower’s personal property at the Underlying Mortgaged Property, and (B) fixtures at the Underlying Mortgaged Property, and naming the Originator as secured party, together with (1) copies of all intervening UCC–3 financing statement assignments or amendments, as applicable, showing a complete chain of all intervening assignments from the Originator to the Seller, in each case with evidence of filing or recording in the applicable jurisdiction indicated thereon (or a certification of the Seller that the original has been delivered for recording or filing, as applicable, and the same has not been returned from the applicable filing or recording office) and (2) an original UCC–3 financing statement assignment or amendment, as applicable, in form suitable for filing or recording (except for any missing filing or recording information), disclosing the assignment of each such UCC financing statement and, if applicable, executed by the Seller in blank;

(viii) originals of each loan agreement, cash management, blocked account, control and/or lockbox agreement, letter of credit, environmental indemnity, guaranty, operations and maintenance agreement, reserve agreement, security agreement and any other loan or equivalent document or agreement relating to, affecting, evidencing, guaranteeing, insuring, securing or constituting the subject Mortgage Asset (and otherwise not separately addressed in any other paragraphs of this Subsection 3.1(a)), together with (A) the originals of all intervening assignments of each such document or agreement showing a complete chain of assignment from the Originator to the Seller, and (B) an original assignment of each such document or agreement executed by the Seller in blank;

(ix) originals of each intercreditor agreement, co–lender agreement, tri–party agreement or similar agreement relating to the subject Mortgage Asset, together with (A) the originals of all intervening assignments of each such agreement showing a complete chain of assignment from the Originator to the Seller, and (B) an original assignment of such agreement executed by the Seller in blank;

(x) an original as–built ALTA/ACSM (or its equivalent) survey of the related Underlying Mortgaged Property, together with the surveyor’s signed and stamped certificate thereon certifying the survey to the Originator or the Seller and its successors and assigns;

(xi) the originals of all tenant estoppel certificates delivered in connection with the Mortgage Asset and copies of each commercial lease (A) that covers 10% or more of the total square footage of the related premises and (B) where the rent payable thereunder represents 10% or more of the gross rental income from the Underlying Mortgaged Property (each a “Major Tenant Lease”);

(xii) the originals of all subordination, non–disturbance and attornment agreements delivered in connection with the Mortgage Asset (“SNDA’s”) with, as applicable, evidence of recording thereon (unless the original was sent for recording but has not been returned by the applicable recording office);

(xiii) the originals of all insurance policies and/or certificates thereof required by the terms of the Mortgage Loan Documents, with evidence that the holder of such Mortgage Asset is an additional insured or loss payee, as applicable;

(xiv) the originals or certified copies of all appraisals delivered in connection with the Mortgage Asset, in each case, certified to the Originator or the Seller and its successors and assigns;

(xv) the originals of evidence of compliance with zoning laws;

(xvi) the originals of environmental reports (including, at a minimum, a duly completed and signed Phase I environmental report from a reputable firm);

(xvii) the originals (or, if unavailable, certified copies) of any escrow letters, insured closing letters and/or bailment letters or agreements;

(xviii) a copy of the property management agreement for the Underlying Mortgaged Property;

(xix) the original assignment and subordination of property management agreement, together with (A) the originals of all intervening assignments thereof showing a complete chain of assignment from the Originator to the Seller, and (B) an original assignment of the assignment and subordination of property management agreement executed by the Seller in blank;

(xx) if applicable, the original assignment of contracts, permits, licenses and/or other rights, together with (A) the originals of all intervening assignments thereof showing a complete chain of assignment from the Originator to the Seller, and (B) an original assignment of the assignment of contracts, permits, licenses and/or other rights executed by the Seller in blank;

(xxi) copies of all Servicing Agreements and Pooling and Servicing Agreements, as applicable;

(xxii) if applicable, the original of any power of attorney relating to the subject Mortgage Asset, executed in blank or executed in favor of the Originator or the Seller and its successors and assigns;

(xxiii) if the related Borrower’s interest in the Underlying Mortgaged Property is a leasehold estate, the originals or, if unavailable, certified copies of the Ground Lease, together with all amendments and modifications thereof (with evidence of recording thereon, unless the original document has been sent for recording but has not been returned by the applicable recording office), any Memorandum of Ground Lease, all amendments and modifications thereof (with evidence of recording thereon, unless the original document has been sent for recording but has not been returned by the applicable recording office), all Ground Lease estoppel(s) relating to the subject Mortgage Asset and all other agreements with the ground lessor and any lender to the ground lessor;

(xxiv) if applicable, the original of the related Pledge Agreement, together with (A) the originals of all intervening assignments thereof showing a complete chain of assignment from the Originator to the Seller, and (B) an original assignment of such document executed by the Seller in blank;

(xxv) if applicable, each original stock certificate or other instrument if any, representing the Pledged Stock, together with an undated original stock, certificate or similar power covering each such stock, certificate or other instrument, duly executed in blank with, if the Purchaser so requests, signature guaranteed;

(xxvi) copies of the Governing Documents of the entities in which the Pledged Stock represents an equity interest;

(xxvii) if applicable, a copy of the UCC financing statement(s) covering the Pledged Stock, naming the Originator as secured party, together with (A) copies of all UCC–3 financing statement assignments or amendments, as applicable, showing a complete chain of all intervening assignments from the Originator to the Seller, in each case with evidence of filing or recording, as applicable, in the applicable jurisdiction indicated thereon (or a certification from the Seller that the original has been delivered to a title company for recording or filing, as applicable, and the same has not been returned from the applicable filing or recording office), and (B) a copy of a UCC–3 financing statement assignment or amendment, as applicable, in form suitable for filing (except for any missing filing information) disclosing the assignment of each such financing statement and, if applicable, executed by the Seller in blank;

(xxviii) to the extent the Mortgage Asset involves a construction loan, the originals of all construction loan documents (to the extent not separately covered herein), together with (A) the originals of all intervening assignments thereof showing a complete chain of assignment from the Originator to the Seller and (B) an original assignment executed by the Seller in blank;

(xxix) if applicable, the originals of all other agreements, documents and/or certificates executed in connection the Mortgage Asset or identified on any closing checklist, closing index or the Mortgage Asset File Checklist, together with (A) the originals of all intervening assignments thereof showing a complete chain of assignment from the Originator to the Seller, and (B) an original assignment executed by the Seller in blank;

(xxx) the originals of all additional documents required to be added to the Mortgage Asset File by the Purchaser or pursuant to this Agreement, the Repurchase Documents or a Confirmation, together with (A) the originals of all intervening assignments thereof showing a complete chain of assignment from the Originator to the Seller, and (B) an original assignment executed by the Seller in blank;

(xxxi) to the extent applicable, the original related Interest Rate Protection Agreements, together with (A) the originals of all intervening assignments thereof showing a complete chain of assignment from the Originator to the Seller, and (B) an original assignment of such document executed by the Seller in blank;

(xxxii) copies of legal opinions delivered in connection with the closing of the Mortgage Asset and any subsequently delivered reliance letters;

(xxxiii) the original of any assignment, assignment and assumption agreement or any similar document required by the terms of any Mortgage Loan Documents to effectuate an assignment of such Mortgage Asset, executed by the Seller in blank;

(xxxiv) either an original, fully executed Seller’s Release Letter or an original, fully executed Warehouse Lender’s Release Letter; and

(xxxv) the original Assignment required by the Repurchase Agreement executed by the Seller in blank.

(b) With respect to each Junior Interest:

(i) if applicable, the original executed Junior Interest Note (other than a Participation Agreement), which Junior Interest Note shall (A) be endorsed (either on the face thereof or pursuant to a separate allonge) by the most recent endorsee prior to the Seller, without recourse, to the order of the Seller and further reflect a complete, unbroken chain of endorsement from the Originator to the Seller and (B) be accompanied by a separate allonge pursuant to which the Seller has endorsed such Junior Interest Note, without recourse, in blank;

(ii) the original related Participation Agreement, together with (A) the originals of all intervening assignments thereof, showing a complete chain of assignment from the Originator to the Seller, and (B) an original assignment of the related Participation Agreement, executed by the Seller in blank;

(iii) (A) if the Seller is the holder of any original document referred to in Subsections 3.1(a) or 3.1(c), as applicable (other than the last two (2) clauses of each applicable Subsection), the Seller shall deliver the same to the Custodian as part of the Mortgage Asset File, together with (1) the originals of all intervening assignments thereof, showing a complete chain of assignment from the Originator to the Seller, and (2) an original assignment of the related document, agreement or instrument, executed by the Seller in blank or (B) if the Seller is not the holder of any such original document referred to in Subsections 3.1(a) or 3.1(c), as applicable (other than the last two (2) clauses of each applicable Subsection), the Seller shall delivery an original of such document (if it has possession of or has an ability to obtain possession of an original, or, if not, a copy of such documents) to the Custodian as part of the Mortgage Asset File (together with originals or copies, as applicable, of all intervening assignments thereof, showing a complete chain of assignment from the Originator to the Senior Interest Holder or other holder); provided, however, an assignment of such documents, instruments and agreement referred in this clause (iii)(B) from the Seller in blank shall not be required;

(iv) if applicable, a copy of the UCC financing statement(s) covering the interest of the holder of the Junior Interest and naming the Originator as secured party, together with (A) copies of all intervening UCC–3 financing statement assignments or amendments, as applicable, showing a complete chain of all intervening assignments from the Originator to the Seller, in each case with evidence of filing in the applicable jurisdiction indicated thereon (or a certification of the Seller that the original has been delivered for filing and the same has not been returned from the applicable filing office), and (B) an original UCC–3 financing statement assignment or amendment, as applicable, in form suitable for filing, disclosing the assignment of each such UCC financing statement and, if applicable, executed by the Seller in blank;

(v) as applicable, originals (or, to the extent held by the Senior Interest Holder, a copy) of each loan agreement, cash management, blocked account, control and/or lockbox agreement, letter of credit, environmental indemnity, guaranty, reserve agreement, security agreement, operations and maintenance agreement, intercreditor agreement, co–lender agreement, tri–party agreement or similar agreement and any other loan or equivalent document or agreement relating to, affecting, evidencing, guaranteeing, insuring, securing or constituting the Junior Interest (and otherwise not separately addressed in any other paragraphs of this Subsection 3.1(b)), together with (A) originals (or, to the extent held by the Senior Interest Holder, a copy) of all intervening assignments of each such document or agreement showing a complete chain of assignment from the Originator to the Senior Interest Holder or the Seller, as applicable, and (B) as applicable, an original assignment of each such document or agreement executed by the Seller in blank;

(vi) a copy of the notice to the applicable Person under the Participation Agreement that the Purchaser is a pledgee of the Junior Interest;

(vii) the originals (or, to the extent held by the Senior Interest Holder, a copy) of any additional documents executed in connection with the Mortgage Asset or identified on any closing checklist, closing index or the Mortgage Asset File Checklist, together with (A) the originals of all assignments thereof showing a complete chain of assignment from the Originator to the Senior Interest Holder or the Seller, as applicable, and (B) as applicable, an original assignment of such document executed by the Seller in blank;

(viii) copies of all Servicing Agreements and Pooling and Servicing Agreements, as applicable;

(ix) as applicable, the original (or, to the extent held by the Senior Interest Holder, a copy) of the related Interest Rate Protection Agreements, together with (A) the originals of all intervening assignments thereof showing a complete chain of assignment from the Originator to the Senior Interest Holder or the Seller, as applicable, and (B) as applicable, an original assignment of such document executed by the Seller in blank;

(x) copies of legal opinions delivered in connection with the closing of the Mortgage Asset and any subsequently delivered reliance letters;

(xi) as applicable, the original (or, to the extent held by the Senior Interest Holder, a copy) of any power of attorney relating to the subject Mortgage Asset executed in blank or executed in favor of the Originator, the Senior Interest Holder or the Seller, as applicable, together with its successors and assigns;

(xii) the originals (or, to the extent held by the Senior Interest Holder, a copy) of any additional documents required to be added to the Mortgage Asset File by the Purchaser or pursuant to this Agreement, the Repurchase Agreement or a Confirmation, together with (A) the originals of all assignments thereof showing a complete chain of assignment from the Originator to the Senior Interest Holder or the Seller, as applicable, and (B) as applicable, an assignment executed by the Seller in blank;

(xiii) the original of any assignment, assignment and assumption agreement or any similar document required by the terms of any Mortgage Loan Document to effectuate an assignment of such Mortgage Asset, executed by the Seller in blank;

(xiv) either an original, fully executed Seller’s Release Letter or an original, fully executed Warehouse Lender’s Release Letter; and

(xv) the original Assignment required by the Repurchase Agreement executed by the Seller in blank.

(c) With respect to each Mezzanine Loan:

(i) the original executed Mezzanine Note, which Mezzanine Note shall (A) be endorsed (either on the face thereof or pursuant to a separate allonge) by the most recent endorsee prior to the Seller, without recourse, to the order of the Seller and further reflect a complete, unbroken chain of endorsement from the Originator to the Seller, and (B) be accompanied by a separate allonge pursuant to which the Seller has endorsed such Mezzanine Note, without recourse, in blank;

(ii) the original of the related Pledge Agreement, together with (A) the originals of all intervening assignments thereof showing a complete chain of assignment from the Originator to the Seller, and (B) an original assignment of such document executed by the Seller in blank;

(iii) each original stock, certificate or other instrument, if any, representing the Pledged Stock, together with an undated original stock, certificate or similar power covering each such stock, certificate or other instrument, duly executed in blank with, if the Purchaser so requests, signature guaranteed;

(iv) copies of the Governing Documents of the entity in which the Pledged Stock represents an equity interest;

(v) a copy of the UCC financing statement(s) covering the Pledged Stock, naming the Originator as secured party, together with (A) copies of all intervening UCC–3 financing statement assignments or amendments, as applicable, showing a complete chain of all intervening assignments from the Originator to the Seller, in each case with evidence of filing in the applicable jurisdiction indicated thereon (or a certification of the Seller that the original has been delivered for filing and the same has not been returned from the applicable filing office), and (B) an original UCC–3 financing statement assignment or amendment, as applicable, in form suitable for filing, disclosing the assignment of each such UCC financing statement and, if applicable, executed by the Seller in blank;

(vi) if applicable, the original of the Mortgage (or a copy of such Mortgage with a certification from the Seller that the original related Mortgage has been delivered for recording but has not been returned from the applicable recording office), together with (A) the originals of all intervening assignments thereof, in each case (unless the document has been sent for recording but has not been returned from the applicable recording office) with evidence of recording thereon, showing a complete chain of assignment from the Originator to the Seller, and (B) an original Assignment of Mortgage, in recordable form (except for any missing recording information with respect to such Mortgage), executed by the Seller in blank;

(vii) if applicable, the original of the related Assignment of Leases if such item is a document separate from the Mortgage (or a copy of such Assignment of Leases with a certification from the Seller that the original Assignment of Leases has been delivered for recording but has not been returned from the applicable recording office), together with (A) the originals of all intervening assignments thereof (if the Assignment of Leases is separate from the Mortgage), in each case (unless the document has been sent for recording but has not been returned from the applicable recording office) with evidence of recording thereon, showing a complete chain of assignment from the Originator to the Seller, and (B) an original assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in recordable form (except for any missing recording information with respect to such Assignment of Leases), executed by the Seller in blank;

(viii) if applicable, the original related Security Agreement (if such document is a separate document), together with (A) the originals of all intervening assignments thereof (if such document is a separate document) showing a complete chain of assignment from the Originator to the Seller, and (B) an original assignment of any related Security Agreement (if such document is a separate document), executed by the Seller in blank;

(ix) originals of each loan agreement, cash management, blocked account, control and/or lockbox agreement, letter of credit, environmental indemnity, guaranty, operations and maintenance agreement, reserve agreement, security agreement and any other loan or equivalent document or agreement relating to, affecting, evidencing, guaranteeing, insuring, securing or constituting the subject Mezzanine Loan (and not otherwise separately addressed in any other paragraphs of this Subsection 3.1(c), together with (A) the originals of all intervening assignments of each such document or agreement showing a complete chain of assignment from the Originator to the Seller, and (B) an original assignment of each such document or agreement executed by the Seller in blank;

(x) originals of any intercreditor agreement, co–lender agreement, tri–party agreement or similar agreement relating to the subject Mezzanine Loan, together with (A) the originals of all intervening assignments of each such agreement showing a complete chain of assignment from the Originator to the Seller, and (B) an original assignment of such agreement executed by the Seller in blank;

(xi) the original (or, if unavailable, a copy) of the title insurance policies issued to the owner of and senior lender on the Underlying Mortgaged Property (or to the extent the same has not been issued yet, a pro–forma title policy or a marked–up commitment for title insurance, in each case marked as binding and countersigned or evidenced as binding by an escrow letter or closing instructions signed by the applicable title company or agent), together with appropriate endorsements typically obtained by mortgage lenders and owners of commercial or multifamily property with respect to similar mortgage assets (to the extent available in the applicable jurisdiction), a mezzanine endorsement, a date down to the owner’s policy and copies of all recorded title exception documents;

(xii) the original UCC–9 Policy in favor of the Originator or the Seller and its successors and assigns;

(xiii) copies of all documents required by Subsection 3.1(a) that relate to the Underlying Mortgaged Property and any senior loan on the Underlying Mortgaged Property;

(xiv) if applicable, the original of any power of attorney relating to the subject Mortgage Asset, executed in blank or executed in favor of the Originator or the Seller and its successors and assigns;

(xv) to the extent applicable, the original related Interest Rate Protection Agreements, together with (A) the originals of all intervening assignments thereof showing a complete chain of assignment from the Originator to the Seller, and (B) an original assignment of such document executed by the Seller in blank;

(xvi) copies of all Servicing Agreements and Pooling and Servicing Agreements, as applicable;

(xvii) the originals of all additional documents required to be added to the Mortgage Asset File by the Purchaser or pursuant to this Agreement, the Repurchase Documents or a Confirmation, together with (A) the originals of all intervening assignments thereof showing a complete chain of assignment from the Originator to the Seller, and (B) an original assignment executed by the Seller in blank;

(xviii) copies of legal opinions delivered in connection with the closing of the Mortgage Asset and any subsequently delivered reliance letters;

(xix) the originals of all additional documents executed in connection with the Mortgage Asset or identified on any closing checklist, closing index or the Mortgage Asset File Checklist, together with (A) the originals of all assignments thereof showing a complete chain of assignment from the Originator to the Seller, and (B) an assignment executed by the Seller in blank;

(xx) a copy of the notice to the applicable Person under the intercreditor agreement (or the equivalent) that the Purchaser is a pledgee of the Mezzanine Loan;

(xxi) the original of any assignment, assignment and assumption agreement or any similar document required by the terms of any Mortgage Loan Document to effectuate an assignment of such Mortgage Asset, executed by the Seller in blank;

(xxii) either an original, fully executed Seller’s Release Letter or an original, fully executed Warehouse Lender’s Release Letter; and

(xxiii) the original Assignment required by the Repurchase Agreement executed by the Seller in blank.

(d) With respect to each Bridge Loan, the Mortgage Loan Documents shall include the Mortgage Loan Documents for a Whole Loan.

(e) Whenever the term “Mortgage Asset File” is used in this Agreement to refer to documents actually received by the Custodian, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received. Each of the documents referred to in Subsections 3.1(a), (b), (c) and (d) above shall be executed by all relevant Persons.

(f) With respect to all Mortgage Asset Files:

(i) From time to time, the Seller shall forward to the Custodian additional original documents or additional documents evidencing any assumption, modification, amendment, consolidation, extension, substitution or restatement of a Purchased Asset approved by the Seller, in accordance with the terms of the Repurchase Documents, and upon receipt of any such documents and such other documents, the Custodian shall hold such documents and such other documents as the Purchaser shall request from time to time.

(ii) With respect to any documents that have been delivered or are being delivered to recording offices for recording and have not been returned to the Seller in time to permit their delivery hereunder at the time required, in lieu of delivering such original documents, the Seller shall deliver to the Custodian a copy thereof certified to be a true and correct copy of the original delivered to the appropriate recording office, and the Seller shall deliver such original documents, together with any related policy of title insurance not previously delivered to the Custodian (with evidence of recording or filing, as applicable, thereon or therein, as applicable), promptly after they are received.

(iii) Each and every assignment of a Mortgage Loan Document required hereunder shall be in recordable form if recordation of such assignment is necessary or desirable or required to be recorded by the terms of the applicable Mortgage Loan Document, Applicable Law or custom for such assignment to be effective or to put third parties on notice of the assignment or for the assignee to assert its interest therein, to be recognized as the assignee or owner thereof or to exercise any rights or remedies or enforce any agreements, obligations, duties or liabilities thereunder.

(iv) Unless otherwise indicated herein or approved by the Purchaser, all Mortgage Loan Documents shall be originals.

(g) With respect to assignments to the Seller and by the Seller to the Purchaser of Mortgage Loan Documents other than (i) Assignments of Mortgage, (ii) Assignments of Leases, (iii) UCC assignments, (iv) assignments of the Mortgage Notes, Junior Interest Notes and Mezzanine Notes, (v) the Assignment, (vi) the assignment, the assignment and assumption or other similar document(s) (if any) required under the terms of the Mortgage Loan Documents to effectuate an assignment thereunder of the Mortgage Asset by the Seller, (vii) assignments of other documents that, by Applicable Law or custom, are separately assigned or required to be separately assigned, and (viii) such Mortgage Loan Documents as the Purchaser may designate from time to time, the Seller may acquire such Mortgage Loan Documents by an original omnibus assignment and may assign such Mortgage Loan Documents to the Purchaser in blank by an original omnibus assignment. From time to time, in the Purchaser’s discretion, the Purchaser may request an original executed assignment in blank with respect to any Mortgage Loan Document for which an individual assignment in blank was not previously provided.

Section 3.2 Asset Schedule and Exception Report; Trust Receipt.

(a) For Non–Table Funded Purchased Assets, no later than 1:00 p.m. at least (i) one (1) Business Day for any single Non–Table Funded Purchased Asset and (ii) two (2) Business Days for more than one (1) Non–Table Funded Purchased Assets, prior to the related Purchase Date, and for Table Funded Purchased Assets, no later than 1:00 p.m. three (3) Business Days after the applicable Purchase Date, the Seller shall deliver (or, in the case of a Table Funded Purchased Asset, cause the Bailee to deliver, as applicable) to the Custodian the Mortgage Asset Files, a Seller Asset Schedule, a Mortgage Asset File Checklist and a Custodial Identification Certificate.

(b) (i) For each Non–Table Funded Purchased Asset, the Custodian shall deliver via Electronic Transmission to the Purchaser, with a copy to the Seller, no later than 1:00 p.m., on each Purchase Date, a Trust Receipt (along with a completed Mortgage Asset File Checklist attached thereto) in respect of the Eligible Assets to be sold to the Purchaser on such Purchase Date acknowledging that, as to each Eligible Asset, the related Mortgage Asset Files are in its possession. In connection with the delivery of the Trust Receipt under this Subsection 3.2(b)(i) (along with a completed Mortgage Asset File Checklist attached thereto), the Custodian shall also deliver to the Purchaser, with a copy to the Seller, a completed Asset Schedule and Exception Report relating to the Basic Mortgage Asset Documents for all Eligible Assets that are held hereunder by the Custodian and are to be purchased by the Purchaser on such day and (ii) with respect to each Table Funded Purchased Asset, the Seller shall cause the Bailee to deliver to the Custodian with a copy to the Purchaser no later than 1:00 p.m. on the Purchase Date by facsimile the related Basic Mortgage Asset Documents, a fully executed Bailee Agreement, a Bailee’s Trust Receipt issued by the Bailee thereunder and such other evidence satisfactory to the Purchaser in its discretion that all documents necessary to effect a transfer of such Eligible Assets to the Purchaser have been delivered to Bailee. With respect to each Table Funded Purchased Asset, the Custodian shall deliver to the Purchaser (with a copy to the Seller) a Table Funded Trust Receipt no later than 3:00 p.m. on the Purchase Date, which documents shall all be acceptable to the Purchaser in its sole discretion. In the case of a Table Funded Purchased Asset, no later than 3:00 p.m. on the second (2nd) Business Day following the Custodian’s receipt of the related Mortgage Loan Documents comprising the Mortgage Asset File, the Custodian shall deliver to the Purchaser a Trust Receipt (along with a completed Mortgage Asset File Checklist attached thereto) certifying its receipt of the documents required to be delivered pursuant to the Custodial Agreement, together with an Asset Schedule and Exception Report relating to the Basic Mortgage Asset Documents, with any Exceptions identified by the Custodian as of the date and time of delivery of such Asset Schedule and Exception Report.

(c) Not later than five (5) Business Days after the related Purchase Date, in the case of Non–Table Funded Purchased Assets, and, not later than five (5) Business Days after the Custodian’s receipt of the Mortgage Asset Files for Table Funded Purchased Assets, the Custodian shall deliver to the Purchaser and any other parties designated by the Purchaser an updated Asset Schedule and Exception Report addressing the Mortgage Asset Files then held by the Custodian. The delivery of each Asset Schedule and Exception Report to the Purchaser shall be the Custodian’s representation that, other than the Exceptions listed as part of the Asset Schedule and Exception Report: (i) all documents required to be delivered in respect of each Purchased Asset pursuant to Article III of this Agreement have been delivered and are in the possession of the Custodian as part of the Mortgage Asset File for such Purchased Asset, (ii) the Custodian is holding each Purchased Asset identified on the Asset Schedule and Exception Report and the related Mortgage Loan Documents pursuant to this Agreement as the bailee of and custodian for the Purchaser and/or its designees, and (iii) all such documents have been reviewed by the Custodian and (A) appear on their face to be regular (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Seller), (B) appear to have been executed, (C) purport to relate to such Purchased Asset, and (iv) satisfy the requirements set forth in Section 3.1 of this Agreement and the Review Procedures. Each Asset Schedule and Exception Report delivered by the Custodian to the Purchaser shall supersede and cancel the Asset Schedule and Exception Report previously delivered by the Custodian to the Purchaser hereunder and shall replace the then existing Asset Schedule and Exception Report attached to the Trust Receipt. Except as provided in Subsection 3.2(b), in no event shall the Custodian list any Purchased Asset on an Asset Schedule and Exception Report if the Custodian has not yet reviewed the related Mortgage Asset File.

(d) During the term of this Agreement, the Custodian shall forward to the Purchaser, with a copy to the Seller and such other parties as may be designated by the Purchaser, an Asset Detail Report (or an update of any such Asset Detail Report previously requested and delivered hereunder) for each Purchased Asset subject to this Agreement and an updated or amended Asset Schedule and Exception Report (or an update of any such Asset Schedule and Exception Report previously requested and delivered hereunder) setting forth the Exceptions (if any) for the Purchased Assets for which the Custodian holds a Mortgage Asset File pursuant to this Agreement (i) on the twentieth (20th) day of each month, or if such day is not a Business Day, the next succeeding Business Day, and (ii) promptly upon the written request of the Purchaser.

(e) Upon the written direction of the Purchaser from and after the occurrence of an Event of Default only, the Custodian shall submit for recording and/or filing any assignments, instruments of transfer or other documents with respect to each related Purchased Asset. The Seller shall be responsible for all reasonable out–of–pocket costs and expenses of the Custodian associated with the recording and/or filing of any such assignments, instruments of transfer or other documents with respect to each related Purchased Asset.

(f) In connection with a Purchaser Transaction described in Section 4.4 and upon the written direction of the Purchaser and the prior surrender by the Purchaser of the original Trust Receipt, the Custodian shall deliver to the Purchaser a new Trust Receipt.

Section 3.3 Custodian’s Review.

The Custodian has no duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Eligible Assets or Purchased Assets delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, the Custodian shall not have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction or whether a blanket assignment is permitted in any applicable jurisdiction. The Custodian shall hold any letter of credit in a custodial capacity only and shall have no obligation to maintain, extend the term of, enforce or otherwise pursue any rights under such letter of credit; provided, however, the Custodian shall notify the Purchaser if a letter of credit expires without being renewed. The Exceptions shall be set forth with particularity in the Asset Schedule and Exception Report, especially in regard to the nature of a defective or missing document or the lack of evidence of recordation.

Section 3.4 Discrepancies.

Notwithstanding anything to the contrary set forth herein, in the event that the Asset Schedule and Exception Report attached to the Trust Receipt is different from the most recently delivered Asset Schedule and Exception Report, then the most recently delivered Asset Schedule and Exception Report shall control and be binding upon the parties hereto.

ARTICLE IV

OBLIGATIONS OF CUSTODIAN

Section 4.1 Custody.

The Custodian shall, subject to the terms of this Agreement, maintain continuous custody of all items constituting the Mortgage Asset Files in secure facilities in accordance with customary standards for such custody and shall reflect in its records the interest of the Purchaser therein. All documents which comprise the Mortgage Asset File shall be maintained in fire resistant facilities located at 1015 10th Avenue SE, Minneapolis, Minnesota 55414.

Section 4.2 Obligations.

With respect to the documents constituting each Mortgage Asset File, the Custodian shall (i) act exclusively as the bailee of, and the custodian for, the Purchaser, (ii) hold all documents constituting such Mortgage Asset File received by it for the exclusive use and benefit of the Purchaser and (iii) make disposition thereof only in accordance with the terms of this Agreement or with written instructions furnished by the Purchaser; provided, however, that in the event of a conflict between the terms of this Agreement and the written instructions of the Purchaser, the Purchaser’s written instructions shall control.

Section 4.3 Levy, Attachment and Other Court Orders.

In the event that (i) the Purchaser, the Seller or the Custodian shall be served by a third party with any type of levy, attachment, writ or court order with respect to any Mortgage Asset File or any Mortgage Loan Document, or (ii) a third party shall institute any court proceeding by which any Mortgage Asset File or any Mortgage Loan Document shall be required to be delivered otherwise than in accordance with the provisions of this Agreement, the party receiving such service shall promptly deliver or cause to be delivered to the other parties to this Agreement copies of all court papers, orders, documents and other materials concerning such proceedings. The Custodian shall, to the extent permitted by Applicable Law, continue to hold and maintain under the terms of this Agreement all the Mortgage Asset Files that are the subject of such proceedings pending a final, nonappealable order of a court of competent jurisdiction permitting or directing disposition thereof. Upon the final determination of such court, the Custodian shall dispose of such Mortgage Asset File or any Mortgage Loan Document as directed by the Purchaser, consistent with such determination of such court, and the Seller shall indemnify the Purchaser for all losses, damages, costs and expenses (including attorneys fees and costs) incurred by reason or as a result thereof. Expenses of the Custodian incurred as a result of such proceedings shall be borne by the Seller.

Section 4.4 Sale, Pledge, or Rehypothecation.

The Seller and the Custodian acknowledge and agree that the Purchaser may sell, pledge, enter into a repurchase transaction or grant a security interest in, or otherwise rehypothecate one or more of the Purchased Assets held by the Custodian pursuant to the terms of this Agreement (each, a “Purchaser Transaction”) to any Person permitted by the Repurchase Agreement (each a “Purchaser Transferee”). In connection with any Purchaser Transaction that so provides, the Purchaser may cause the Custodian to issue Trust Receipts in the name of the Purchaser Transferee. The Purchaser Transferee shall succeed to the rights and obligations hereunder of the “Purchaser”, as applicable, solely with respect to the Purchased Asset or portion thereof identified in such Trust Receipt, and, thereafter, all applicable references to the Purchaser herein shall be deemed to include the Purchaser’s assignees, pledgees or designees; provided, however, that if the Trust Receipt is issued in the name of any Person other than the Purchaser, then such holder and the Custodian shall enter into a new custodial arrangement with respect to the related Purchased Asset promptly and in no event later than ninety (90) days following the date on which the Trust Receipt is re–issued; and provided, further, that if the holder and the Custodian fail to agree on the terms of such replacement arrangement within such time, the Custodian shall have the right to terminate the Agreement with respect to the related Purchased Asset only (to the extent the Purchaser has transferred all of its rights and interests therein) and to release the Purchased Asset and the related Mortgage Asset File in accordance with the written instructions of such holder and such Purchased Asset shall no longer be subject to this Agreement.

Section 4.5 Reliance of the Custodian.

In the absence of bad faith on the part of the Custodian, the Custodian may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any request, instruction, certificate, opinion or other document furnished to the Custodian, reasonably believed by the Custodian to be genuine and to have been signed or presented by the proper party or parties and conforming to the requirements of this Agreement; provided, however, that in the case of any Mortgage Loan Document or other request, instruction, document or certificate that by any provision hereof is specifically required to be furnished to the Custodian, the Custodian shall be under a duty to examine the same in accordance with the requirements of this Agreement.

ARTICLE V

RELEASE OF MORTGAGE ASSET FILES

Section 5.1 Release of Documentation for Correcting Document Deficiencies.

From time to time until the occurrence of a Default or an Event of Default and as appropriate for correcting document deficiencies, the Custodian is hereby authorized, upon receipt of a Request for Release and Receipt executed by the Seller to release to the Seller or its designee the requested Mortgage Asset File or one (1) or more identified Mortgage Loan Documents relating to a Purchased Asset in the possession of the Custodian. The preceding sentence respecting release to the Seller or its designee of the Mortgage Asset Files shall be operative only to the extent that, at any given time, the Custodian shall not have released to the Seller or its designees, pursuant to this Section 5.1 or Section 5.2, Mortgage Asset Files or Mortgage Loan Documents pertaining to Purchased Assets at the time being held by the Custodian on behalf of the Purchaser with an aggregate outstanding principal balance greater than $5,000,000 (the “Release Limit”). In the event the Seller or its designee requests the release of a Mortgage Asset File or Mortgage Loan Documents to the Seller or its designee and the release thereof by the Custodian would exceed the Release Limit, the Custodian shall notify the Purchaser and obtain an acknowledgment from the Purchaser prior to complying with such requested release (which acknowledgment may be granted or denied in the Purchaser’s discretion). The Custodian shall promptly notify the Purchaser that it has released any Mortgage Asset File or any Mortgage Loan Document to the Seller or its designee. The Seller and its designees shall hold each Mortgage Asset File and each Mortgage Loan Document delivered to such Person pursuant to this Section 5.1 as the bailee for the Purchaser. The Seller and its designees shall return to the Custodian each document previously released from the Custodian’s possession within ten (10) Business Days of the Custodian’s release thereof, and the Seller shall indemnify the Purchaser for all losses, damages, costs and expenses (including attorneys’ fees and costs) incurred by reason of or as a result of the Seller’s (or its designee’s) failure to comply with such requirement. The Seller hereby further covenants to the Purchaser and the Custodian that any request by the Seller for release of Mortgage Asset Files or Mortgage Loan Documents pursuant to this Section 5.1 shall be solely for the purposes of correcting clerical or other non–substantial documentation problems in preparation for returning such Mortgage Asset File or Mortgage Loan Documents to the Custodian for ultimate sale or exchange and that the Seller has requested such release in compliance with all terms and conditions of such release set forth herein and in the Repurchase Agreement. Notwithstanding anything to the contrary contained in the foregoing, Mortgage Notes, Mezzanine Notes and Junior Interest Notes shall be released only for the purpose of (i) ultimate sale or exchange, or (ii) presentation, collection, enforcement, renewal, amendment or registration of transfer. The provisions of this Section 5.1 relating to indemnification shall survive the termination of this Agreement.

Section 5.2 Release of Mortgage Asset File and Documentation for Servicing.

From time to time until the occurrence of a Default or an Event of Default, and as appropriate for the servicing of any of the Purchased Assets, the Custodian shall, upon receipt from the Seller of a Request for Release of Documents and Receipt executed by the Seller and the related Servicer, release to the Seller or its designee the Mortgage Asset File or Mortgage Loan Documents set forth in such request relating to Purchased Assets in the possession of the Custodian. The preceding sentence respecting release to the Seller or its designee of the Custodian’s Mortgage Asset Files shall be operative only to the extent that, at any given time, the Custodian shall not have released to the Seller or its designees, pursuant to Section 5.1 or this Section 5.2, Mortgage Asset Files or Mortgage Loan Documents pertaining to Purchased Assets at the time being held by the Custodian on behalf of the Purchaser with an aggregate outstanding principal balance greater than the Release Limit. In the event the Seller requests the release of a Mortgage Asset File or Mortgage Loan Documents to the Seller or its designee with respect to a Purchased Asset, and the release thereof would exceed the Release Limit, the Custodian shall notify the Purchaser and obtain an acknowledgment from the Purchaser prior to complying with such requested release (which acknowledgment may be granted or denied in the Purchaser’s discretion). The Custodian shall promptly notify the Purchaser after it has released any Mortgage Asset File or any Mortgage Loan Document to the Seller or its designee. The Seller and its designees shall hold each Mortgage Asset File and each Mortgage Loan Document delivered to it pursuant to this Section 5.2 as the bailee for the Purchaser. The Seller or its designee shall return to the Custodian each document previously released from the Custodian’s possession within ten (10) Business Days of the Custodian’s release thereof, and the Seller shall indemnify the Purchaser for all losses, damages, costs and expenses (including attorneys’ fees and costs) incurred by reason of the Seller’s (or its designee’s) failure to comply with such requirement. The Seller hereby further covenants to the Purchaser and the Custodian that any such request by the Seller or its designee for release of Mortgage Loan Documents or Mortgage Asset Files pursuant to this Section 5.2 shall be solely for the purposes of paying off or servicing of any of the Purchased Assets. Notwithstanding anything to the contrary contained in the foregoing, Mortgage Notes, Mezzanine Notes and Junior Interest Notes shall be released only for the purpose of (i) ultimate sale or exchange, or (ii) presentation, collection, enforcement, renewal, amendment or registration of transfer. The provisions of this Section 5.2 relating to indemnification shall survive the termination of this Agreement.

Section 5.3 Release of Documents to Third–Party for Resale.

(a) From time to time until the occurrence of a Default or an Event of Default, the Custodian is hereby authorized, upon receipt of a Request for Release executed by the Seller and approved in writing by the Purchaser in its discretion, to release Mortgage Asset Files in the possession of the Custodian to a third–party purchaser for the purpose of resale thereof. The Seller’s ability to issue a Request for Release shall be subject to the terms of the Repurchase Agreement and the Purchaser’s and any proposed transferee’s rights in the Purchased Asset. The Purchaser shall have no obligation to approve any such Request for Release after the occurrence of a Default or an Event of Default. On such Request for Release, the Seller shall indicate the Purchased Assets to be sold, the purchase price for such Purchased Asset anticipated to be received, the name and address of the third–party purchaser, the preferred method of delivery and the date of desired delivery.

(b) Any transmittal of documentation for Purchased Assets in the possession of the Custodian in connection with the sale thereof to a third–party purchaser or the shipment to a custodian or trustee in connection with the formation of a mortgage pool supporting a mortgage backed security (an “MBS”) will be under cover of a transmittal letter substantially in the form of the Transmittal and Bailment Letter attached as Annex 11 hereto, duly completed and executed by the Custodian. Promptly upon (x) the remittance by such third–party purchaser of the full Repurchase Price of the Purchased Asset, or (y) the issuance of such MBS, the Purchaser shall notify the Custodian thereof.

(c) In the event that a third–party purchaser rejects a Purchased Asset for purchase pursuant to this Section 5.3 for any reason whatsoever, the Custodian shall promptly notify the Seller and the Purchaser upon receipt of the returned Mortgage Asset File or notification from the third–party purchaser, and the Seller may deliver to the Custodian a new Request for Release covering such Purchased Asset. In the event that the Seller has no alternative third–party purchaser for such Purchased Asset, the Purchaser shall assign such Purchased Asset a new Asset Value in accordance with the Repurchase Agreement.

Section 5.4	[Reserved].
Section 5.5	Notification by the Purchaser.

Following notification by the Purchaser (which may be by facsimile) to the Custodian that a Default or an Event of Default has occurred and is continuing, the Custodian shall not release, or incur any liability to the Seller or any other Person for refusing to release, any item relating to any Purchased Asset (including, without limitation, the Mortgage Asset Files and Mortgage Loan Documents) to the Seller or any other Person without the express prior written consent and at the direction of the Purchaser.

Section 5.6 Monitoring.

The Custodian shall at all times monitor any release of Mortgage Asset Files and Mortgage Loan Documents under Sections 5.1, 5.2 and 5.3 and shall track the period of time that has elapsed for any such release of Mortgage Asset Files and Mortgage Loan Documents and shall report such information to the Purchaser daily and in the same manner as the Custodian provides an Asset Schedule and Exception Report.

Section 5.7 Method of Shipment.

Prior to any shipment of Mortgage Asset Files or Mortgage Loan Documents hereunder, the Seller shall deliver to the Custodian written instructions as to the method of shipment and the shippers(s) the Custodian is to utilize in connection with the transmission of the Mortgage Asset Files or Mortgage Loan Documents in the performance of the Custodian’s duties hereunder. The Seller shall arrange for the provision of such services at its sole cost and expense (or, at the Custodian’s option, reimburse the Custodian for all costs and expenses incurred by the Custodian consistent with the instructions), and the Seller shall maintain such insurance against loss or damage to the Mortgage Asset Files and Mortgage Loan Documents in such amounts as the Purchaser deems appropriate in its discretion. Without limiting the generality of the provisions of Section 11.2, it is expressly agreed that in no event shall the Custodian have any liability for any losses or damages to the Seller arising out of actions of the Custodian consistent with the instructions of the Seller. In the event the Custodian does not receive such written instructions, the Custodian shall be authorized to utilize any nationally recognized courier or delivery service.

ARTICLE VI

FEES AND EXPENSES OF CUSTODIAN

Section 6.1 Fees.

The Custodian shall charge such fees for its services under this Agreement as are set forth in the Custodial Fee Letter, the payment of which fees, together with the Custodian’s expenses in connection herewith, shall be solely the joint and several obligation of each Seller (if more than one (1)). The failure of the Seller to pay any such fees shall not excuse the performance by the Custodian of any of its obligations hereunder.

ARTICLE VII

REMOVAL OR RESIGNATION OF CUSTODIAN

Section 7.1 Resignation.

The Custodian may at any time resign and terminate its obligations under this Agreement upon at least ninety (90) days’ prior written notice to the Seller and the Purchaser. Promptly after receipt of notice of the Custodian’s resignation, the Purchaser shall appoint, by written instrument, a successor custodian (“Successor Custodian”). One original counterpart of such instrument of appointment shall be delivered to each of the Purchaser, the Seller, the Custodian and the Successor Custodian. In the event that no Successor Custodian shall have been appointed within such ninety (90) day notice period, the Custodian may petition any court of competent jurisdiction to appoint a Successor Custodian.

Section 7.2 Removal and Discharge.

The Purchaser, upon at least thirty (30) days’ prior written notice to the Custodian, may remove and discharge (with or without cause) the Custodian (or any Successor Custodian thereafter appointed) from the performance of its obligations under this Agreement. Promptly after the giving of notice of removal of the Custodian, the Purchaser shall appoint, by written instrument, a Successor Custodian. One original counterpart of such instrument of appointment shall be delivered to each of the Purchaser, the Seller, the Custodian and the Successor Custodian.

Section 7.3 Successor.

In the event of any such resignation or removal, the Custodian shall promptly transfer to the Successor Custodian, as directed in writing by the Purchaser, all the Mortgage Asset Files and the Mortgage Loan Documents being administered under this Agreement and, if the endorsements on the Mortgage Notes, the Mezzanine Notes, the Junior Interest Notes, the Assignments of Mortgage, the Assignment of Leases or any other documents have been completed in the name of the Custodian, the Custodian shall assign and endorse, as applicable, without recourse, all such documents to the Successor Custodian or as otherwise directed by the Purchaser. The cost of the shipment of the Mortgage Asset Files and the Mortgage Loan Documents arising out of the resignation or removal of the Custodian shall be at the expense of the Custodian; provided, however, that if the sole reason for the Custodian’s resignation is due to the non–payment of the fees and expenses due to it hereunder by the Seller, then the shipment cost of such shipment of the Mortgage Asset Files and the Mortgage Loan Documents shall be at the expense of the Seller. The Seller shall be responsible for the fees and expenses of the Successor Custodian and the fees and expenses for endorsing and assigning the Mortgage Notes, the Mezzanine Notes, the Junior Interest Notes, the Assignments of Mortgage, the Assignment of Leases or any other documents that have been completed in the name of the Custodian to the Successor Custodian if required pursuant to this Section 7.3. The Custodian shall not be relieved of its duties under this Agreement until a Successor Custodian is appointed and accepts such appointment as provided herein. The Custodian shall continue to be liable for its acts or omissions that occurred prior to the appointment and acceptance of a Successor Custodian.

ARTICLE VIII

EXAMINATION OF FILES, BOOKS AND RECORDS

Section 8.1 Examination.

Upon reasonable prior notice to the Seller and the Custodian and at the Seller’s expense, the Purchaser, the Seller and each of their respective agents, accountants, attorneys and auditors will be permitted during normal business hours to examine, inspect, and make copies of the Mortgage Asset Files, the Mortgage Loan Documents and any and all documents, records and other instruments or information in the possession of or under the control of the Custodian relating to any or all of the Purchased Assets and the other Purchased Items. All out of pocket and other reasonable expenses of such inspections shall be paid by the Seller.

ARTICLE IX

INSURANCE

Section 9.1 Insurance.

At its own expense, the Custodian shall maintain at all times during the existence of this Agreement and keep in full force and effect for the benefit of the Purchaser and the Seller as their interests appear under this Agreement, the Repurchase Agreement and the other Repurchase Documents, fidelity insurance, document hazard insurance, theft of documents insurance, forgery insurance and errors and omission insurance. All such insurance shall be in amounts, with standard coverages and subject to standard deductibles, as is customary for insurance typically maintained by prudent institutions that act as a custodian of original commercial loan documents. The minimum coverage under any such bond and insurance policies shall be at least equal to the corresponding amounts typically maintained by prudent institutions that manage similar properties. A certificate of an Authorized Representative of the Custodian shall be furnished to the Seller and the Purchaser, upon request, stating that such insurance is in full force and effect.

ARTICLE X

REPRESENTATIONS AND WARRANTIES

Section 10.1 Custodian Representations and Warranties.

(a) The Custodian represents and warrants to, and covenants with, the Purchaser and the Seller, as of date of this Agreement, and shall be deemed to restate as of each Purchase Date, that:

(i) The Custodian is duly organized and validly existing as a national banking association under the laws of the United States.

(ii) The Custodian’s execution and delivery of, performance under and compliance with this Agreement will not violate the Custodian’s organizational documents or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any Contractual Obligation to which it is a party or by which it is bound.

(iii) The Custodian has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(iv) This Agreement constitutes a valid, legal and binding obligation of the Custodian, enforceable against the Custodian in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(v) The Custodian is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any Applicable Law, any order or decree of any court or arbiter, or any order, regulation or demand of any Governmental Authority.

(vi) No consent, approval, authorization or order of any Governmental Agency is required for the consummation by the Custodian of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained.

(vii) No litigation is pending or, to the best of the Custodian’s knowledge, threatened against the Custodian that, if determined adversely to the Custodian, would prohibit the Custodian from entering into this Agreement or that, in the Custodian’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Custodian to perform its obligations under this Agreement or the financial condition of the Custodian.

(b) The representations and warranties of the Custodian set forth in Subsection 10.1(a) shall survive the execution, delivery and termination of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as this Agreement is in effect. Upon discovery by any party hereto of a breach of any such representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

(c) Any Successor Custodian shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Subsection 10.1(a), subject to such appropriate modifications to the representation and warranty set forth in Subsection 10.1(a)(i) to accurately reflect such successor’s jurisdiction of organization and whether it is a corporation, limited liability company, partnership, bank, association or other type of organization.

Section 10.2 Seller Representations and Warranties.

The Seller hereby makes to the Custodian the same representations and warranties that the Seller makes to the Purchaser under Section 4.1(a) – (g) of the Repurchase Agreement.

ARTICLE XI

MISCELLANEOUS

Section 11.1 No Adverse Interest.

By execution of this Agreement, the Custodian represents and warrants that it currently holds, and during the existence of this Agreement shall hold, no adverse interest, by way of security or otherwise, in any Purchased Asset or any other Purchased Item, and hereby waives and releases any such interest that it may have in any Purchased Asset or Purchased Item as of the date hereof. The Purchased Asset and other Purchased Items shall not be subject to, and the Custodian hereby waives, any security interest, Lien or right of set–off by the Custodian or any third party claiming through the Custodian, and the Custodian shall not pledge, encumber, hypothecate, transfer, dispose of, or otherwise grant any third party interest in, the Purchased Assets and the other Purchased Items.

Section 11.2 Indemnification.

(a) The Seller agrees to indemnify and hold the Custodian and its affiliates, directors, officers, agents and employees harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable attorneys’ fees and costs, that may be imposed on, incurred by, or asserted against it in any way relating to or arising out of this Agreement or any action taken or not taken by it hereunder, unless such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements were imposed on, incurred by or asserted against the Custodian pursuant to Subsections 11.2(b) or (c) of this Agreement or because of the breach by the Custodian of its obligations hereunder, which breach was caused by negligence, bad faith or willful misconduct on the part of the Custodian or any of its respective directors, officers, agents or employees. The Custodian agrees that it will promptly notify the Seller of any such claim, action or suit asserted or commenced against it and that the Seller may assume the defense thereof with counsel reasonably satisfactory to the Custodian at the Seller’s sole expense, that the Custodian will cooperate with the Seller on such defense, and that the Custodian will not settle any such claim, action or suit without the consent of the Seller. The foregoing indemnification shall survive any resignation or removal of the Custodian or any Successor Custodian, or the termination or assignment of this Agreement.

(b) In the event that the Custodian fails to produce a Mortgage Loan Document or any other document related to a Purchased Asset or other Purchased Item that was in its possession pursuant to Article III within one (1) Business Day after required or requested by the Seller or the Purchaser, and provided that (i) the Custodian previously delivered to the Purchaser an Asset Schedule and Exception Report that did not list such document as an Exception on the related Purchase Date, (ii) such document is not outstanding pursuant to a Request for Release, a Request for Release and Receipt or a Request for Release of Documents and Receipt, and (iii) such document was held by the Custodian on behalf of the Purchaser (any such failure being referred to herein as a “Custodial Delivery Failure”), then the Custodian shall, (A) with respect to any missing Mortgage Note, Mezzanine Note or Junior Interest Note, promptly deliver to the Purchaser and the Seller, upon request, a Lost Note/Instrument Affidavit in the form of Annex 9 hereto (“Lost Note Affidavit”), and (B) with respect to any missing document related to such Purchased Asset or other Purchased Item, including, but not limited to, a missing Mortgage Note, Mezzanine Note or Junior Interest Note, (1) indemnify the Seller and the Purchaser, as applicable, in accordance with paragraph (c) below, and, (2) at the Purchaser’s option or, if required by any Rating Agency in connection with placing any such documents in a structured and rated transaction, obtain and maintain, at the Custodian’s expense, an insurance bond in the name of the Purchaser, and its successors in interest and assigns, insuring against any losses associated with the loss of any documents in the Mortgage Asset Files in an amount equal to the then outstanding principal balance of the related Purchased Asset or such lesser amount requested by the Purchaser in the Purchaser’s discretion.

(c) The Custodian agrees to indemnify and hold the Purchaser, the Seller and their respective present or former Affiliates, directors, officers, owners, shareholders, members, partners, employees, agents and representatives harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable attorneys’ fees and costs, that may be imposed on, incurred by, or asserted against any of them in any way relating to or arising out of (i) a Custodial Delivery Failure, (ii) any false statement in a Lost Note Affidavit, (iii) any claim of any party that it has already purchased a mortgage loan evidenced by the lost documents, (iv) any claim of any Borrower with respect to the existence of the terms of a Purchased Asset or other Purchased Item evidenced by the lost document, (v) the issuance of a new instrument in lieu of such lost document, (vi) any claim whether or not based upon or arising from honoring or refusing to honor the original lost document when presented by any Person, and (vii) the Custodian’s breach of the terms of this Agreement, negligence, bad faith or willful misconduct. The foregoing indemnification shall survive the resignation or removal of the Custodian or any Successor Custodian and any termination or assignment of this Agreement.

Section 11.3 Mergers and Consolidations.

Any corporation into which the Custodian may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any corporation succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except (a) the Custodian shall give prompt written notice to the parties hereto and (b) where an instrument of transfer or assignment is required by Applicable Law to effect such succession, anything herein to the contrary notwithstanding.

Section 11.4 Term of Agreement.

Promptly after written notice from the Purchaser of the termination of the Repurchase Agreement and payment in full of all amounts owing to the Purchaser and the other Affected Parties, the Custodian shall deliver all documents remaining in the Mortgage Asset Files to the Seller, and, except as otherwise set forth herein, this Agreement shall thereupon terminate; provided, however, any provision of this Agreement providing indemnification to the Purchaser and/or the Custodian or that, by its terms, expressly survives the termination of this Agreement (including, without limitation, the provisions of Sections 5.1, 5.2, 10.1 and 11.2) shall be continuing and survive the termination of this Agreement.

Section 11.5 Notices, Etc.

All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex communication and communication by facsimile copy) and mailed, telexed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of (a) notice by mail, five (5) days after being deposited in the United States mail, first class postage prepaid, (b) notice by telex, when telexed against receipt of answer back, or (c) notice by facsimile copy, when verbal communication of receipt is obtained.

Section 11.6 No Waiver.

No failure on the part of the Purchaser to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any further exercise thereof or the exercise of any other right.

Section 11.7 Authorized Representatives.

Each individual designated as an authorized representative of the Purchaser, the Seller or the Custodian, respectively (an “Authorized Representative”), is authorized to give and receive notices, requests and instructions and to deliver certificates and documents in connection with this Agreement on behalf of such Purchaser, Seller or Custodian, as the case may be, and the name and title of each such Authorized Representative initially authorized hereunder is set forth on Annexes 6, 7 and 8 hereof, respectively. From time to time, the Purchaser, the Seller and the Custodian or their respective successors or permitted assigns may, by delivering a revised annex to the other parties hereto, change the information previously given pursuant to this Section 11.7, but each of the parties hereto shall be entitled to rely conclusively on the then current annex until receipt of a superseding annex.

Section 11.8 Amendments and Waivers.

No amendment, waiver or other modification of any provision of this Agreement shall be effective without the written agreement of the Seller, the Purchaser and the Custodian.

Section 11.9 Cumulative Rights.

The rights, powers and remedies of the Custodian and the Purchaser under this Agreement shall be in addition to all rights, powers and remedies given to the Custodian and the Purchaser by virtue of any Applicable Law, the Repurchase Agreement, the Repurchase Documents or any other agreement, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the Purchaser’s interest in the Purchased Assets or other Purchased Items.

Section 11.10 Assignment; Binding Upon Successors.

This Agreement may not be assigned in whole or in part by the Seller or the Custodian without the prior written consent of the Purchaser in its discretion. This Agreement and the Purchased Items may be assigned by the Purchaser in whole or in part as provided in Paragraph 13.16 of the Repurchase Agreement and without the consent of the Custodian or, unless required by Paragraph 13.16 of the Repurchase Agreement, the Seller. The Purchaser shall provide the Custodian with notice of such assignment together with written acknowledgment that the assignee is assuming all of the obligations of the Purchaser and/or the obligations of the Purchaser under this Agreement to the extent applicable. All rights of the Custodian, the Seller and the Purchaser under this Agreement shall inure to the benefit of the Custodian, the Seller, the Purchaser and their successors and permitted assigns, and all obligations of the Custodian, the Purchaser and the Seller, respectively, shall bind their successors and permitted assigns.

Section 11.11 Further Action.

(a) The Seller and the Custodian agree that, from time to time, at the Seller’s expense, they will promptly execute and deliver all instruments, agreements, certificates and other documents, and take all actions, as the Purchaser may reasonably request to carry out the purposes and intent of this Agreement or to enable the Purchaser to exercise its rights and remedies hereunder, under any Repurchase Document, any Purchased Asset or other Purchased Item or any Mortgage Loan Document.

(b) The Seller agrees that, from time to time, at the Seller’s expense, the Seller will promptly execute and deliver all instruments, agreements, certificates and other documents, and take all actions, as the Custodian may reasonably request to carry out the purposes and intent of this Agreement.

Section 11.12 Execution in Counterparts; Severability; Integration.

(a) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts (including by facsimile), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

(b) Each provision of this Agreement shall be valid, binding and enforceable to the fullest extent permitted by Applicable Law. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction (either in its entirety or as applied to any Person, fact, circumstance, action or inaction), the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction or as applied to any Person, fact, circumstance, action or inaction, shall not in any way be affected or impaired thereby.

(c) This Agreement and any agreements or letters executed in connection herewith contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings other than the Repurchase Documents.

Section 11.13 Tax Reports.

The Custodian shall not be responsible for the preparation or filing of any reports or returns relating to federal, state or local income taxes with respect to this Agreement, other than in respect of the Custodian’s compensation or for reimbursement of expenses.

Section 11.14 Heading and Exhibits.

The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules, exhibits and annexes attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 11.15 Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF).

Section 11.16 Confidentiality.

(a) The Custodian hereby acknowledges and agrees that (i) all written or computer–readable information provided by the Purchaser or the Seller regarding the Purchaser or the Seller, the Purchased Items, the Mortgage Asset Files and the Mortgage Loan Documents, and (ii) the terms of this Agreement and the Repurchase Documents (the “Confidential Information”), shall be kept confidential and shall not be divulged to any Person other than the parties hereto without the Purchaser’s and the Seller’s prior written consent except to the extent that (i) the Custodian reasonably deems necessary to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies or regulatory bodies or in order to comply with any Applicable Laws, (ii) any portion of the Confidential Information is in the public domain other than due to a breach of this covenant or (iii) to the extent that the Custodian is required to disclose Confidential Information pursuant to the requirements of any legal proceeding. The Custodian shall notify (by telephone and in writing) the Purchaser and the Seller within five (5) Business Days of its knowledge of any such legally required disclosure so that the Purchaser or the Seller may seek an appropriate protective order and/or waive the Custodian’s compliance with this Agreement. In the absence of a protective order or waiver, the Custodian may disclose the relevant Confidential Information if, in the written opinion of its counsel, failure to disclose such Confidential Information would subject the Custodian to liability for contempt, censure or other legal penalty or liability.

(b) Notwithstanding anything to the contrary contained herein or in any related document, all Persons may disclose to any and all Persons, without limitation of any kind, the federal income tax treatment of any of the transactions contemplated by this Agreement and the Repurchase Documents or any other related document, any fact relevant to understanding the federal tax treatment of such transactions and all materials of any kind (including opinions or other tax analyses) relating to such federal income tax treatment.

Section 11.17 Costs and Expenses.

In addition to the rights of indemnification granted under Section 11.2 and the rights of the Purchaser under the other Repurchase Documents, the Seller agrees to pay on demand all reasonable out–of–pocket costs and expenses of the Purchaser and the Custodian incurred in connection with the preparation, execution, delivery, renewal, amendment or modification of, or any waiver or consent issued in connection with, this Agreement, the Repurchase Documents, each Transaction and the other documents to be delivered hereunder or thereunder or in connection herewith or therewith, including, without limitation, the reasonable fees and out–of–pocket expenses of counsel for the Purchaser and the Custodian with respect thereto and with respect to advising the Purchaser and the Custodian as to their rights and remedies under this Agreement, the Repurchase Documents and the other documents to be delivered hereunder or in connection herewith, and all costs and expenses, if any (including reasonable counsel fees and expenses), incurred by the Purchaser and the Custodian in connection with the enforcement of this Agreement, the Repurchase Documents and the other documents to be delivered hereunder or thereunder or in connection herewith or therewith, and all costs and expenses of the Purchaser and the Custodian in connection with the administration of this Agreement and the review, audit and inspection of the Mortgage Asset Files, the Mortgage Loan Documents and other documents, agreements and certificates required or contemplated hereunder.

Section 11.18 Waiver of Setoff.

Each of the parties hereto (other than the Purchaser) hereby waives any right of setoff it may have or to which it may be entitled under this Agreement or under Applicable Law from time to time against the Purchaser, the Purchased Assets and other Purchased Items, the Mortgage Asset Files, the Mortgage Loan Documents and the Purchaser’s assets and Properties.

Section 11.19 Legal Matters.

If there is any conflict between the terms of the Repurchase Agreement or any Transaction entered into thereunder and this Agreement, the Repurchase Agreement shall prevail.

Section 11.20 Waiver.

(a) THE SELLER KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO ASSERT A COUNTERCLAIM, OTHER THAN A COMPULSORY COUNTERCLAIM, IN ANY ACTION OR PROCEEDING BROUGHT AGAINST IT BY ANY OTHER PARTY, THE AFFECTED PARTIES OR ANY OF THEIR AFFILIATES OR AGENTS.

(b) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT, THE REPURCHASE DOCUMENTS, THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY DEALINGS, COURSE OF DEALINGS, COURSE OF CONDUCT AMONG THEM OR ANY STATEMENTS (WRITTEN OR ORAL) OR OTHER ACTIONS OF ANY PARTY, AND NONE OF THE PARTIES WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CAN NOT BE OR HAS NOT BEEN WAIVED. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

(c) ANY LEGAL ACTION OR PROCEEDING AGAINST ANY PARTY HERETO WITH RESPECT TO THIS AGREEMENT OR ANY OTHER REPURCHASE DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST A PARTY IN ANY OTHER JURISDICTION.

(d) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER REPURCHASE DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (c) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(e) EXCEPT AS PROHIBITED BY LAW, EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH OF THE PARTIES HERETO CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE AGENT OR A PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL–ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.

(f) EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

Section 11.21 Continuation.

This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Obligations is rescinded or must otherwise be restored or returned by the Purchaser as a preference, fraudulent conveyance or otherwise under any Insolvency Law, all as though such payment had not been made; provided that in the event payment of all or any part of the Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including, without limitation, any reasonable legal fees and disbursements) incurred by the Purchaser in defending and enforcing such reinstatement shall be deemed to be included as a part of the Obligations.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, this Agreement was duly executed by the parties hereto as of the day and year first above written.

THE SELLER:

MMA REALTY CAPITAL REPURCHASE SUBSIDIARY, LLC, a Maryland limited liability company

By: /s/ Charles M. Pinckney
Name: Title:	Charles M. Pinckney Executive Vice President

Address for Notices:

MMA Realty Capital Repurchase Subsidiary, LLC
3000 Bayport Drive, Suite 1100
Tampa, Florida 33607
Attention: Thomas Cornett
Facsimile No.: (813) 425–8000
Confirmation No.: (813) 868–8076

with a copy to:

MMA Realty Capital Repurchase Subsidiary, LLC
621 E. Pratt Street, Suite 300
Baltimore, Maryland 21202
Attention: Steve Goldberg, General Counsel
Facsimile No.: (410) 727–5387
Confirmation No.: (443) 263-2871

[Signatures Continued on the Following Page]

THE CUSTODIAN:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Christina Hatfield
Name: Christina Hatfield
Title: Assistant Vice President

Address for Notices:

Wells Fargo Bank, National Association

1015 10th Avenue SE
Minneapolis, Minnesota 55414

Attention: Tina Hatfield, Assistant Vice President

Facsimile No.: (612) 466–5416

Confirmation No.: (612) 466–5252

[Signatures Continued on the Following Page]

THE PURCHASER:

WACHOVIA BANK, NATIONAL ASSOCIATION

By: /s/ Joseph F. Cannon
Name: Joseph F. Cannon
Title: Vice President

Wachovia Bank, National Association
One Wachovia Center, Mail Code: NC0166
301 South College Street
Charlotte, North Carolina 28288
Attention: Marianne Hickman
Facsimile No.: (704) 715–0066
Confirmation No.: (704) 715–7818